Sub-Item 77Q1(a): Copies of Material Amendments to the Trust's Declaration of Trust or By-laws Amendment No. 62 dated June 16, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(63) to Post-Effective Amendment No. 285 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 16, 2011 (Accession No. 0000950123-11-070239).

[Please see attachment: File as an Exhibit Amendment No. 63 dated August 18, 2011 to the Agreement and Declaration of Trust dated January 28, 1997.]